EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                (Amounts in thousands, except per-share amounts)

                                                                                                 Three Months Ended
                                                                                                           March 31
                                                                                        ---------------------------
                                                                                               2002            2001
===================================================================================     ===========     ===========
BASIC EARNINGS PER SHARE
Income before extraordinary item and effect of changes in accounting principles         $   119,655     $   509,959
Effect of repurchase of Trust Preferred Securities                                              (32)             29
                                                                                        -----------     -----------
Earnings before extraordinary item and effect of changes in accounting
     principles                                                                             119,623         509,988
Extraordinary loss, net of tax                                                                   --          (2,615)
Cumulative effect of changes in accounting principles, net of tax                           (94,973)        (23,613)
                                                                                        -----------     -----------

Earnings applicable to common stock                                                     $    24,650     $   483,760
                                                                                        ===========     ===========

Weighted average common shares outstanding                                                  374,466         370,234
                                                                                        ===========     ===========
Basic earnings per share
     Income before extraordinary item and effect of changes in accounting
          principles                                                                    $       .32     $      1.38
     Extraordinary loss, net of tax                                                              --            (.01)
     Cumulative effect of changes in accounting principles, net of tax                         (.25)           (.06)
                                                                                        -----------     -----------

      Basic earnings per common share                                                   $       .07     $      1.31
                                                                                        ===========     ===========

DILUTED EARNINGS PER SHARE
Earnings before extraordinary item and effect of changes in accounting
     principles                                                                         $   119,623     $   509,988
Extraordinary loss, net of tax                                                                   --          (2,615)
Cumulative effect of changes in accounting principles, net of tax                           (94,973)        (23,613)
                                                                                        -----------     -----------

Earnings applicable to common stock                                                     $    24,650     $   483,760
                                                                                        ===========     ===========

Weighted average common shares outstanding                                                  374,466         370,234
Dilutive effect of exercise of options outstanding                                            2,131             717
                                                                                        -----------     -----------

                                                                                            376,597         370,951
                                                                                        ===========     ===========
Diluted earnings per share
     Income before extraordinary item and effect of changes in accounting
          principles                                                                    $       .32     $      1.37
     Extraordinary loss, net of tax                                                              --            (.01)
     Cumulative effect of changes in accounting principles, net of tax                         (.25)           (.06)
                                                                                        -----------     -----------

      Diluted earnings per common share                                                 $       .07     $      1.30
===================================================================================     ===========     ===========

The following items were not included in the computation of diluted earnings per share because their effect was antidilutive (in thousands, except per-share amounts):

Three Months Ended March 31,                                   2002                      2001
-----------------------------------------       -------------------       -------------------
STOCK OPTIONS
     Number of shares                                            21                     4,124
     Price range per share                       $29.063 -- $29.438        $23.875 -- $29.438
     Expiration range                           12/01/07 -- 4/29/08       7/10/06 -- 11/10/09